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Exhibit 5.1

[KELLER RORHBACK L.L.P. LETTERHEAD]

November 13, 2002

The Board of Directors
Pacific Northwest Bancorp
1111 Third Avenue, Suite 250
Seattle, WA 98101

  Re:
  Form S-8 Registration Statement; Bank of the Northwest Restated 1996 Stock Incentive Plan and 1996 Executive Warrant Plan

Ladies and Gentlemen:

        We have acted as counsel to you in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to 604,219 shares of common stock, no par value per share (the "Shares"), which may be issued by Pacific Northwest Bancorp pursuant to outstanding options issued under the Restated 1996 Stock Incentive Plan and the 1996 Executive Warrant Plan of Bank of the Northwest ("Northwest") (the "Plans"). These options and warrants were assumed by Pacific in connection with the merger of Northwest with and into Pacific's subsidiary, Pacific Northwest Bank. We have examined the registration statement and such documents and records of Pacific and other documents as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies, and the genuineness of all signatures.

        Based upon, and subject to, the foregoing, we are of the opinion that upon the issuance of the Shares of Pacific Northwest Bancorp in accordance with the terms of the outstanding options and warrants issued under the Plans, such Shares will be duly authorized, validly issued, fully paid, and nonassessable.

        We consent to the filing of this opinion as an exhibit to the registration statement, and further consent to the use of our name when appearing on the registration statement and any amendment thereto.

Very truly yours,
Keller Rohrback L.L.P.

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  Exhibit 5.1